Exhibit 10.2

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

Execution Copy

SECOND AMENDMENT

TO

COLLABORATIVE RESEARCH, DEVELOPMENT, COMMERCIALIZATION
AND LICENSE AGREEMENT

This Second Amendment is entered into as of April 24, 2007 (“Second Amendment Effective Date”), by and between Senomyx, Inc. (“Senomyx”) and Ajinomoto Co., Inc. (“Ajinomoto”).  Capitalized terms used herein without definition shall have the meaning provided therefor in the First Collaboration Agreement (as defined below).

BACKGROUND

WHEREAS, Senomyx and Ajinomoto have previously entered into that certain Collaborative Research, Development, Commercialization and License Agreement, effective March 23, 2006, and that certain First Amendment thereto, dated October 6, 2006 (collectively, the “First Collaboration Agreement”), for […***…] Program I and […***…] Program II;

WHEREAS, the parties desire to expand the licensed territory for Senomyx […***…] Compounds to include the United States of America and Canada; and

WHEREAS, the parties have agreed to amend the First Collaboration Agreement on the terms set forth herein and enter into this Second Amendment for the purpose of documenting such amendment as required by Section 17.7 of the First Collaboration Agreement;

NOW, THEREFORE, in consideration of the foregoing premises, the parties hereby agree to amend the First Collaboration Agreement as follows.

AGREEMENT

1.            Appendix A to the First Collaboration Agreement is hereby amended by either adding or amending, as provided below, the following definitions:

“Asian Territory” means the following Asian countries, which list will at all times be subject to U.S. trade embargoes:

[***]	[***]	[***]

***Confidential Treatment Requested

“North American Territory” means (i) the fifty (50) States admitted to and constituting the United States of America as of the date hereof and the District of Columbia but excluding all other U.S. territories and protectorates, and (ii) Canada.

“Territory” means the Asian Territory and the North American Territory.

“[…***…] Field” means (i) with respect to the Asian Territory:  […***…] Product Category I, […***…] Product Category II, […***…] Product Category III, […***…] Product Category IV and […***…] Product Category V; and (ii) with respect to the North American Territory: […***…] Product Category VI.

“[…***…] Product Category VI” means with respect to Senomyx […***…] Compounds […***…]  Notwithstanding the foregoing, […***…] Product Category VI specifically excludes […***…]

2.             Section 3.2 of the First Collaboration Agreement is hereby amended as described below.

2.1           The first sentence of the first paragraph of Section 3.2 of the First Collaboration Agreement is hereby amended and restated in its entirety as follows:

“During the Collaborative Period, Senomyx will collaborate with Ajinomoto in […***…] Program I on (i) an Exclusive basis with respect to […***…] Product Category I in the Asian Territory; (ii) a Co-Exclusive basis with respect to […***…] Product Category II in the Asian Territory; (iii) an Exclusive basis with respect to […***…] Product Category III in the Asian Territory; and (iv) an Exclusive basis with respect to […***…] Product Category VI in the North American Territory.”

2.2           The following sentences are hereby added to Section 3.2(B) of the First Collaboration Agreement as follows:

“Senomyx agrees to provide, at no additional cost, reasonable quantities to Ajinomoto of […***…] Senomyx […***…] Compounds selected by Ajinomoto for evaluation and product development in the North American Territory.

***Confidential Treatment Requested

Notwithstanding the foregoing, Senomyx’s obligation to provide such quantities with respect to the North American Territory will end December 15, 2007.”

2.3           The first sentence of Section 3.2(C) of the First Collaboration Agreement is hereby amended and restated in its entirety as follows:

“For so long as Ajinomoto maintains its Exclusive and Co-Exclusive licenses pursuant to Sections 8.1 and 8.2, Senomyx […***…]”

3.             Section 3.3 of the First Collaboration Agreement is hereby amended as set forth below.

3.1           Each reference in the first sentence of Section 3.3 of the First Collaboration Agreement to “Territory” is hereby replaced with “Asian Territory”.

3.2           Each reference in Section 3.3(D) of the First Collaboration Agreement to “Territory” is hereby replaced with “Asian Territory”.

4.             Section 3.5 of the First Collaboration Agreement is hereby amended as set forth below.

4.1           The words “to be sold in the Asian Territory” are hereby added after the words “containing Senomyx […***…] Compounds” in the second sentence of Section 3.5(A) in the First Collaboration Agreement.  In addition, the following sentence is hereby added immediately after the second sentence of such Section 3.5(A):

“Within a commercially reasonable time, but no later than […***…] of the Second Amendment Effective Date, Ajinomoto will prepare a Product Development Plan for […***…] Products containing Senomyx […***…] Compounds to be sold in the North American Territory for approval by the Steering Committee.”

4.2           The following sentence is hereby added to Section 3.5(B) of the First Collaboration Agreement:

“Ajinomoto will use commercially reasonable efforts to commercialize […***…] Product containing one or more Senomyx […***…]

***Confidential Treatment Requested

Compounds in the North American Territory within […***…] of the Second Amendment Effective Date.”

4.3           The last sentence of Section 3.5(B) of the First Collaboration Agreement is hereby amended and restated in its entirety as follows:

“Notwithstanding the foregoing, (i) any accrued payment obligations of Ajinomoto (including payments under Sections 7.6.1 and 7.6.1.1) will continue to be payable; (ii) such payment obligations under Sections 7.6.1 with respect to (x) […***…] and/or (y) […***…] will continue unless Ajinomoto has discontinued all rights to all Senomyx […***…] Compounds and all Selected Senomyx […***…] Compounds in either (a) […***…] and/or (b) […***…] respectively; and (iii) such payment obligations under Sections 7.6.1.1 with respect to the North American Territory will continue unless Ajinomoto has discontinued all rights to all Senomyx […***…] Compounds in the North American Territory.”

5.             Section 3.6(B) of the First Collaboration Agreement is hereby amended and restated in its entirety as follows:

(B)      Reimbursement of the Cost of Filings to […***…].  […***…] will reimburse […***…] for the costs associated with (i) the regulatory filings in the Asian Territory for the Senomyx […***…] Compounds and Selected Senomyx […***…] Compounds made pursuant to Section 3.6(A) and (ii) the Regulatory Filing Data used in connection with such filings; provided, however, that if any Third Party licensee of […***…] has the right to […***…].  For the avoidance of doubt, with respect to Senomyx […***…] Compounds, […***…]

6.             In consideration for the license grants to Senomyx […***…] Compounds in the North American Territory under this Second Amendment, Ajinomoto shall pay to Senomyx a license fee of […***…] within […***…] of the Second Amendment Effective Date.  Such license fee shall be non-refundable and non-creditable.

7.             Section 7.4 of the First Collaboration Agreement is hereby amended as set forth below:

***Confidential Treatment Requested

7.1           Milestone 3 is hereby amended and restated in its entirety as follows:

“Milestone 3: […***…].”

7.2           A new Milestone 4 is hereby added as follows:

“Milestone 4:  […***…].”

8.             Section 7.5 of the First Collaboration Agreement is hereby amended as set forth below.

8.1           The first sentence of Section 7.5 of the First Collaboration Agreement is hereby amended and restated as follows:

“Pursuant to the provisions of Section 7.7, Ajinomoto will pay to Senomyx a royalty of […***…] on […***…] during the Royalty Term; provided, however, that the royalty rate of the sales of […***…] Products in […***…] Product Category III, […***…] Product Category IV, […***…] within […***…] Product Category V and […***…] within […***…] Product Category VI shall be […***…] on […***…].”

8.2           The fifth sentence of Section 7.5 of the First Collaboration Agreement is hereby amended and restated as follows:

“For the avoidance of doubt, (i) […***…] Products in […***…] Product Category III and […***…] Product Category IV shall always be sold as a seasoning blend and shall in no event be sold as […***…]; (ii) […***…] Products in […***…] Product Category V shall in no event be sold as […***…]; and (iii) […***…] Products in […***…] Product Category VI shall in no event be sold as […***…].”

9.             A new Section 7.6.1.1 is hereby added to the First Collaboration Agreement as follows:

“7.6.1.1   Minimum Royalty Amount for North American Territory.  For the period commencing on […***…] and ending on […***…] (“Initial North American Minimum Royalty Period”), Ajinomoto shall pay to Senomyx a

***Confidential Treatment Requested

minimum royalty for the North American Territory (“Initial North American Minimum Royalty”) based on the following schedule:

Date of Accrual	Amount of Payment
[...***...]	[...***...]
[...***...]	[...***...]
[...***...]	[...***...]
[...***...]	[...***...]
[...***...]	[...***...]
[...***...]	[...***...]
[...***...]	[...***...]
[...***...]	[...***...]
Aggregate Initial North American Minimum Royalties:	[...***...]

Payments under this Section 7.6.1.1 are non-refundable and shall be due within […***…] of the date of accrual.  Payment of the above installments shall be the only royalties due for the North American Territory during the Initial North American Minimum Royalty Period; provided, however, that to the extent the amount of the royalties to be paid by Ajinomoto pursuant to Section 7.5 during the Initial North American Minimum Royalty Period for the North American Territory exceeds the aggregate amount of the Initial North American Minimum Royalties […***…] Ajinomoto shall pay the difference within […***…] of the end of the Initial North American Minimum Royalty Period.

From and after […***…], and during the remainder of the Royalty Term (“Subsequent North American Minimum Royalty Period”), Ajinomoto shall pay to Senomyx a minimum annual royalty for the North American Territory (“Subsequent North America Minimum Royalty”) based on the following schedule:

Date of Accrual	Amount of Payment
[...***...], and each successive one-year anniversary thereof	[...***...]

During the Subsequent North American Minimum Royalty Period, the amount by which the earned royalties provided for in Section 7.5 for the North American Territory for a given North American Minimum Royalty Year (as defined below) is less than the amount of the relevant Subsequent North American Minimum Royalty shall be paid by Ajinomoto to Senomyx within […***…] from the end of that North American Minimum Royalty Year.  A “North American Minimum Royalty Year” means each twelve-(12)-month period commencing on […***…], and each anniversary thereof.

***Confidential Treatment Requested

For the avoidance of doubt, the Initial North American Minimum Royalties and Subsequent North American Minimum Royalties shall be due in addition to Minimum Annual Royalties due under Section 7.6.1.

In the event of the expiration or termination of this Agreement […***…], the Subsequent North American Minimum Royalty for the final North American Minimum Royalty Year shall be calculated by subtracting (i) the amount of the applicable earned royalty for such Subsequent North American Minimum Royalty Year from (ii) the product of (a) the amount of the applicable Subsequent North American Minimum Royalty multiplied by (b) the quotient of the number of days from the beginning of such Subsequent North American Minimum Royalty Year through the date of such expiration or termination divided by the number of days in such Subsequent North American Minimum Royalty Year.”

For the avoidance of doubt, Section 7.6.1 shall remain unchanged and Minimum Annual Royalties thereunder shall apply solely with respect to the Asian Territory.

10.           Section 7.6.2 of the First Collaboration Agreement shall be amended and restated in its entirety as follows:

“Calculation of the Minimum Annual Royalty for the Asian Territory.  The amount by which the earned royalties provided for in Section 7.5 for the Asian Territory paid for a given Minimum Annual Royalty Year (as defined below) is less than the amount of the relevant Minimum Annual Royalty shall be paid by Ajinomoto to Senomyx within […***…] from the end of that Minimum Annual Royalty Year.  A “Minimum Annual Royalty Year” means each twelve-(12)-month period commencing on the Commercialization Date and each anniversary thereof.  Anything in this Agreement to the contrary notwithstanding, with respect to the Minimum Annual Royalty for […***…], the […***…] shall be used to determine whether a Minimum Annual Royalty is due with respect to such […***…].”

11.           Each reference to “Territory” in Section 7.6.4 of the First Collaboration Agreement is hereby replaced with “Asian Territory”.

12.           The first sentence of Section 7.7 of the First Collaboration Agreement is hereby amended and restated in its entirety as follows:

“Subject to the provisions of Section 7.6.1.1 with respect to royalties for the Initial North American Minimum Royalty Period, the royalties due under Section 7.5 will be paid within […***…] after the end of each calendar quarter period in which such royalties are earned during the Royalty Term for […***…].”

***Confidential Treatment Requested

13.           Section 8 of the First Collaboration Agreement is hereby amended as set forth below.

13.1         Each reference to “Territory” in Sections 8.1(A), 8.1(B) and 8.1(C) of the First Collaboration Agreement is hereby replaced with “Asian Territory”.

13.2         A new Section 8.1(D) is hereby added to the First Collaboration Agreement as follows:

“(D)        […***…] Product Category VI.  An Exclusive, nontransferable (except as permitted under Sections 8.3 and 17.12) license under the Senomyx Technology to (i) use Senomyx […***…] Compounds for evaluation and development of […***…] Products in […***…] Product Category VI in the North American Territory; (ii) make, have made, use, sell, offer for sale, have sold, import and export […***…] Products containing Senomyx […***…] Compounds in […***…] Category VI in the North American Territory; and (iii) make and have made Senomyx […***…] Compounds to be used by Ajinomoto and/or its Affiliates (only if pursuant to a permitted sublicense as provided for in Section 8.3) in […***…] Products in […***…] Product Category VI in the North American Territory, subject to Section 13.”

13.3         Each reference to “Territory” in Section 8.2 of the First Collaboration Agreement is hereby replaced with “Asian Territory”.

14.           Each reference to “Territory” in Section 8.6 of the First Collaboration Agreement is hereby replaced with “Asian Territory”.

15.           The last sentence of Section 10.4 in the First Collaboration Agreement is hereby amended and restated in its entirety as follows:

“Anything in this Section 10.4 to the contrary notwithstanding, the exceptions provided in (B) and (D) above shall not apply to information developed by Ajinomoto independently and/or jointly with Senomyx that constitutes a Senomyx Improvement or information developed by Senomyx independently and/or jointly with Ajinomoto that constitutes an Ajinomoto Improvement.”

16.           The second sentence of Section 12 in the First Collaboration Agreement is hereby amended and restated in its entirety as follows:

“Ajinomoto will […***…] in the Asian Territory licensed under this Agreement claiming Senomyx […***…] Compounds and Selected Senomyx […***…] Compounds and (ii) […***…]

***Confidential Treatment Requested

[…***…] in the North American Territory licensed under this Agreement claiming Senomyx […***…] Compounds.”

17.           Section 14.7 of the First Collaboration Agreement is hereby amended and restated in its entirety as follows:

“Limitation of Liability.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NEITHER PARTY WILL SEEK OR BE RESPONSIBLE FOR […***…] DAMAGES IN EXCESS OF […***…] IN THE AGGREGATE UNDER ANY THEORY OF LIABILITY, INCLUDING TORT, CONTRACT, NEGLIGENCE OR OTHERWISE UNDER THIS AGREEMENT, AND NEITHER PARTY WILL SEEK OR BE RESPONSIBLE FOR […***…] (INCLUDING, WITHOUT LIMITATION, ANY AND ALL CLAIMS ARISING PURSUANT TO THIS SECTION 14 OR SECTION 16).  NOTWITHSTANDING THE FOREGOING, SUCH […***…] CAP IS HEREBY INCREASED BY AN ADDITIONAL […***…] TO […***…] WITH RESPECT TO CLAIMS RELATING TO SENOMYX […***…] COMPOUNDS ONLY.”

18.           Subsection (v) of Section 16.2 in the First Collaboration Agreement is hereby amended and restated in its entirety as follows:

“(v) as of the Effective Date, rights under the Senomyx Technology in the Asian Territory in the […***…] Category with respect to Senomyx […***…] Compounds and/or Senomyx […***…] Compounds have only been granted to […***…];”

19.           Except as specifically amended by this Second Amendment, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

20.           The parties will agree upon a press release to announce the execution of this Second Amendment and its material terms, the form of which press release is attached as Appendix A to this Second Amendment.  After issuance of such press release, Ajinomoto and Senomyx may each disclose to third parties the information contained in such press release without the need for further approval by the other party.

21.           This Second Amendment will be governed by the laws of the […***…], as such laws are applied to contracts entered into and to be performed entirely within such State.

22.           This Second Amendment shall be effective as of the date first written above, and Section 15 hereof shall have retroactive effect.

***Confidential Treatment Requested

23.           This Second Amendment may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties, through their authorized officers, have executed this Second Amendment as of the date set forth hereinabove.

Senomyx, Inc.		Ajinomoto Co., Inc.

By:	/s/ Kent Synder	By:	/s/ Tohru Nishiyama

Name:	Kent Snyder	Name:	Tohru Nishiyama
Title:	President and Chief Executive Officer	Title:	Member of the Board & Corporate Executive Deputy President

Date:	April 23, 2007	Date:	April 24, 2007

APPENDIX A
FORM OF PRESS RELEASE

SENOMYX ANNOUNCES THE EXPANSION OF ITS COLLABORATIVE RESEARCH,
DEVELOPMENT, COMMERCIALIZATION AND LICENSE AGREEMENT WITH
AJINOMOTO CO., INC.

Senomyx and Ajinomoto Expand Their Collaboration Into North America

SAN DIEGO, CA – April XX, 2007 – Senomyx, Inc. (NASDAQ: SNMX), a leading company focused on using proprietary technologies to discover and develop novel flavor ingredients for the packaged food and beverage industry, announced today that it has expanded its existing collaborative research, development, commercialization and license agreement with Ajinomoto Co., Inc., to include the additional territories of the United States and Canada.  Senomyx will work with Ajinomoto on an exclusive basis on the development and commercialization of certain existing novel flavor ingredients for the soup and bouillon, sauce and culinary aids, noodles, snack food, and frozen foods product categories in North America.  Ajinomoto has agreed to pay Senomyx an initial license fee to access the North American rights.  In addition, upon commercialization, Senomyx will be entitled to a specified milestone payment from Ajinomoto as well as ongoing royalty payments based on sales of Ajinomoto products containing a Senomyx flavor ingredient.  In addition, the royalty obligation includes predetermined minimum royalties.

“We are very pleased to broaden our March 2006 collaboration with Ajinomoto to include the U.S. and Canada in addition to the previously licensed Asian markets,” said Kent Snyder, President and Chief Executive Officer of Senomyx.  “North America is an important strategic market for our flavor ingredients and we are pleased to collaborate with Ajinomoto on developing commercial applications there.

“Ajinomoto is a leading worldwide manufacturer of food and culinary products. It is gratifying that they have chosen to further their partnership with Senomyx,” Snyder noted.  “Senomyx has product discovery and development collaborations with six of the world’s foremost packaged food and beverage companies: Ajinomoto, Cadbury Schweppes, Campbell Soup, Coca-Cola, Kraft Foods, and Nestlé.  Our amended agreement with Ajinomoto is another example of a partner that has expanded its collaborations with us.  We believe it is a testament to our progressive working relationships and the increasing value of our proprietary technologies when our world-class collaborators strengthen their relationships with Senomyx,” Snyder noted.

About Senomyx, Inc. (www.senomyx.com)

Senomyx is a leading company focused on using proprietary taste receptor-based assays, screening technologies and optimization chemistry to discover and develop novel flavors, flavor enhancers and taste modulators for the packaged food and beverage industry.  Senomyx’s current programs focus on the development of flavor ingredients in the savory, sweet, salt and bitter areas.  Senomyx has entered into product discovery and development collaborations with six of the world’s leading packaged food and beverage companies: Ajinomoto Co., Inc., Cadbury Schweppes, Campbell Soup Company, The Coca-Cola Company, Kraft Foods Global, Inc. and Nestlé SA.

About Ajinomoto Co., Inc. (www.ajinomoto.com)

Ajinomoto is one of the world’s top amino acids and food products manufacturers and is renowned for its technology and the quality of its products.  Its business, established in 1909, is conducted all over the world and has an annual turnover of around US$10 billion.

Forward-Looking Statements

Statements included in this press release that are not a description of fact are forward-looking statements, including, but not limited to, statements regarding potential payments under our collaboration with Ajinomoto, plans for our taste receptor research, commercial potential, future products or additional collaborations. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans, projections or future financial, scientific or business objectives will be achieved.  Our actual results may differ materially from any projected future results set forth in this release as a result of the risks and uncertainties inherent in our business including, without limitation, difficulties or delays in developing, testing, obtaining regulatory approval, producing and marketing our flavors, flavor enhancers, taste modulators and related technologies; whether we will be able to further extend or expand our collaboration with Ajinomoto or enter into additional collaborations; our ability to collect royalties under our collaborations; the progress and timing of our scientific programs; changes in the laws or regulations of the United States and other countries that could adversely affect our and our collaborators’ ability to develop and commercialize our products; whether any of our collaborations will result in the discovery and development of novel flavors, flavor enhancers or taste modulators, improve the nutritional profile of products incorporating them or otherwise enhance our market position; our ability to protect our intellectual property and proprietary technology and to maintain and enforce our licensing arrangements with various third party licensors;  our ability to define the scope and validity of patent protection for our products and technologies; competition from other companies and flavor manufacturers and other risks detailed in our Securities and Exchange Commission filings, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Contact:

Gwen Rosenberg

Senomyx, Inc.

Vice President, Investor Relations & Corporate Communications

(858) 646-8369

gwen.rosenberg@senomyx.com

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